Filed pursuant to 424(b)(3)

Registration Statement No. 333-276760

PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus dated February 15, 2024)

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Issuance of up to 12,124,666 Ordinary Shares

Pre-Funded Warrants to Subscribe for up to 12,124,666 Ordinary Shares

(or some combination of Ordinary Shares and Pre-Funded Warrants in the amounts reflected above)

Up to 12,124,666 Ordinary Shares Underlying the Pre-Funded Warrants

This prospectus supplement (this “Prospectus Supplement”) is being filed to update and supplement our prospectus dated February 15, 2024 (the “Prospectus”), whereby the Company offered 12,124,666 of our ordinary shares, at a public offering price of $0.24. We also offered to certain purchasers whose acquisition of ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to acquire, if any such purchaser so chooses, 12,124,666 pre-funded warrants to subscribe for ordinary shares, in lieu of ordinary shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. This offering also relates to the ordinary shares issuable upon exercise of any pre-funded warrants sold in this offering.

Specifically, this Prospectus Supplement is being filed to update and supplement the information included in the Prospectus with certain information contained in our Report on Form 6-K, which was submitted to the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2024 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this Prospectus Supplement. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and this Prospectus Supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this Prospectus Supplement and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On February 22, 2024, the closing price of our Ordinary Shares was $0.349.

Investing in our Ordinary Shares involves significant risks. You should read the section entitled “Risk Factors” beginning on page 13 of the Prospectus for a discussion of certain risk factors that you should consider before investing in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is February 23, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE

SECURITIES EXCHANGE ACT OF 1934

For the month of February 2024

Commission File Number: 001-41639

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Tel: +353-1-920-1000

(Address of Principal Executive Offices) (Zip Code)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F ☒ Form 40-F ☐

On February 21, 2024, SMX (Security Matters) Public Limited Company (the “Company”) entered into a series of agreements (the “Agreements”), as follows:

●	Consulting Agreement with IR Agency LLC (“IR Agency”), pursuant to which, among other things, IR Agency will provide non-exclusive investor relation-related services to the Company, and the Company paid $1,650,000 in fees for such services.
●	Consulting Agreement with 1341587 B.C. Ltd. (“1341587 B.C.”), pursuant to which, among other things, 1341587 B.C. will provide social media optimization, client introductions, fashion industry integration and other consulting services to the Company, through August 15, 2024. The Company paid $150,000 in fees for such services.
●	Consulting Agreement with 1173727 B.C. Ltd. (“1173727 B.C.”), pursuant to which, among other things, 1173727 B.C. will provide contractor management, development and implementation of a customized business development and corporate communications roadmap, identification of unique revenue streams, acquisition target introductions and other consulting services to the Company, for a six month term. The Company paid $300,000 in fees for such services.
●	Consulting Agreement with 1434646 B.C. Ltd. (“1434646 B.C.”), pursuant to which, among other things, 1434646 B.C. will provide services relating to identifying new sales channels and market opportunities, developing and implementing marketing strategies, analyzing market trends, consumer behavior and competitive activities, conducting market research and customer surveys and collaborating with the Company to optimize sales processes and improve performance, for a six month term. The Company paid $150,000 in fees for such services.
●	Consulting Agreement with 1396974 BC Ltd. (“1396974 BC”), pursuant to which, among other things, 1396974 BC will provide services relating to brand strategy consultation, creative direction consultation, strategic partnerships, digital marketing services and other consulting services to the Company, for a six month term. The Company paid $150,000 in fees for such services.

The proceeds from the Company’s previously announced $2.9 million offering was used to pay the fees under the Agreements.

The foregoing description of the Agreements do not purport to be complete and are qualified in their entirety by reference to the text of the respective Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Report on Form 6-K and are incorporated herein by reference.

Exhibit Number	Description
10.1	Consulting Agreement with IR Agency LLC
10.2	Consulting Agreement with 1341587 B.C. Ltd.
10.3	Consulting Agreement with 1173727 B.C. Ltd.
10.4	Consulting Agreement with 1434646 B.C. Ltd.
10.5	Consulting Agreement with 1396974 BC Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2024

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

Exhibit 10.1

This agreement will enter into force and be binding on Company only upon receipt of the full funding under the raising of USD 2.91 million of February, 2024

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective the 15th day of February 2024 by and between IR Agency LLC (the “Consultant”) and SMX (Security Matters) Public Limited Company (the “Client”).

WHEREAS, the Consultant represented that it is in the business of preparing, from publicly available information, advertisements (each an “Advertisement”) consisting of profiles of corporations, paying Newsletters to disseminate information and building a digital community of potential investors for the Client. Please see below for breakdown of exact services to be rendered.

WHEREAS, the Client wishes to retain the Consultant to provide Investor Relation-related services in the scope described in Annex A (“ Services”); and

WHEREAS, the Consultant is ready, willing and able to render the Services to the Client.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Consulting Services. The Client hereby retains the Consultant to perform the Services with respect to the company, SMX (Security Matters) Public Limited Company (trading symbol: “SMX”) (the “Company”) , and report to Company on by-weekly basis of its performance, for the whole duration of this Agreement (and Company may terminated this Agreement at any time, if Consultant does not perform the Services in full)and the Consultant hereby accepts and agrees to such retention and agrees not to make any action that may be illegal or may cause reputational damage to the Client. Consultant does not make any representation about the response, if any, to the public release of the Advertisement for the Company. Consultant shall provide its Services in a professional manner using reasonable commercial efforts.

It is acknowledged and agreed by the Client that the Consultant carries no professional licenses, and is not rendering, or undertaking to render, any legal or investment advice nor is it acting as an investment advisor or broker/dealer within the meaning of the applicable federal and state securities laws. The Client acknowledges and agrees that (a) it and its affiliates each have relied and will continue to rely on the advice of its own legal, regulatory, and securities law advisors for all matters and (b) neither the Client nor any of its affiliates has received, or has relied upon, the advice of Consultant or any of its affiliates regarding legal, regulatory, or securities law matters.

2. The Services of the Consultant shall not be exclusive to the Client, and the Client acknowledges that Consultant will be performing similar Services for other clients and Consultant shall be free to perform Services for such other persons.

3. Independent Contractor. Nothing contained herein shall be considered as creating a relationship of agent-principal, employer-employee or joint venturers between the Consultant and either the Client or the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Client to any liability or obligation or to represent that Consultant has any such authority. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant. Consultant at all times shall act hereunder as an independent contractor and not as a fiduciary of the Client. The engagement of Consultant hereunder is not deemed to be on behalf of, and is not intended to confer rights upon, the Company or any stockholder of the Company or any other person not a party hereto as against Consultant or any of Consultant’s members, directors, officers, agents or employees. The Client shall be entitled to exercise broad general power of supervision and control over the results of work performed by Consultant to ensure satisfactory performance, including the right to inspect, the right to stop work, the right to make suggestions or recommendations as to the details of the work, and the right to propose modifications to the work.

4. Compensation. As consideration for the performance of the Services hereunder, upon the date of the execution and delivery of this Agreement the Client shall pay to the Consultant the sum of One Million Six Hundred and Fifty Thousand US Dollars $1,650,000 in cash via Bank Wire Transfer payable in for Marketing Program Regarding SMX starting on Monday February 26th 2024. Payment is for the whole 6 months period, will be made as part of the distribution of funds in a capital raise made by the Client and will be non-refundable and include all expenses of Consultant in the provision of the services (including any payment to third parties).

5. Termination. This Agreement may be terminated, with or without cause, by the Client at any time by written notice to the other Party.

6. Work Product and IP. All information and materials produced for the Client shall be the property of the Client, free and clear of all claims thereto by the Consultant, and the Consultant shall have no claim of authorship therein.

All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the “Intellectual Property”) that is developed or produced under this Agreement, will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner, but any use that includes any details of Consultant must be preapproved by Consultant.

The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Company. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

Upon the expiry or termination of this Agreement, the Consultant will return to the Company any property, documentation, records, or Confidential Information which is the property of the Company.

7. Information. In connection with Consultant’s performance of its Services, Consultant will rely on the Company’s press releases and the Company’s most recent reports, if any, filed with the Securities and Exchange Commission (collectively, the “Company Information”). The Client hereby acknowledges and agrees that, in performing its Services hereunder, Consultant will be using and relying on the Company Information without independent verification thereof. The Client, by its authorization or approval of the Advertisement and its release, represents and warrants to Consultant that, to its knowledge, the Advertisement is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Client agrees to promptly notify Consultant upon the occurrence of any material adverse change in the business or affairs of the Company or upon the occurrence of any event which causes Client to believe that the Advertisement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

Consultant covenants and agrees to the non-disclosure provisions set forth in Annex B hereto

8. No Broker-Dealer Activities. The Client acknowledges that it understands that Consultant is not a registered broker-dealer or investment advisor and will not engage in any activities on behalf of the Client that require it to be registered as a broker-dealer or investment advisor. Nothing contained herein shall be deemed a commitment or undertaking of any kind on the part of Consultant or any of its affiliates to underwrite, sell, place or purchase any securities, to provide any debt or equity financing or to participate in any transaction, or a recommendation to buy or sell any securities.

Consultant represents and warrants that Consultant: (a) is, and each of its agents is, skilled and experienced in providing the services hereunder (the “Services”), and will perform the Services in a professional and workmanlike manner customary in the industry; (b) will, and each of its agents will, perform the Services in accordance with normally accepted standards and in compliance with the terms and conditions of this Agreement and all applicable laws, ordinances and regulations; (c) has not, and none of its agents has, been subject to any disciplinary actions by any applicable financial accrediting bodies including Nasdaq, the Securities and Exchange Commission (SEC), Financial Industry Regulatory Authority (FINRA), and related, or other similar entities, nor been subject to any other restrictions or sanctions related to allegations of professional misconduct; (d) is free to enter into this Agreement, and is under no obligation to any third party which would prevent Consultant from carrying out the duties and obligations contemplated hereunder; (e) does not have any other conflict of interest which might interfere with Consultant’s independent judgment or objectivity in the performance of Services hereunder and (f) possesses all relevant licenses and authorizations that may be required in order to perform the Services.

Consultant shall immediately notify Company in writing if, at any time during the term of this Agreement, (a) any representation or warranty of Consultant contained in this Agreement shall no longer be true and correct, or (b) Consultant becomes aware of any known, suspected, or alleged violation of law or breach of agreement by Company, by Consultant, or by any third party relating to the Services or the Company.

9. Disclaimer of Responsibility. In no event or circumstances shall the Consultant be liable or be made liable for any expense incurred or loss suffered by the Company as a consequence of Consultant’s performance of the Services, except for those actions caused by negligent acts or omissions of Consultant or Consultant’s employees. In no event shall Consultant be liable for any indirect, incidental, special or consequential damages, whether in an action in contract or in tort.

Subject to the limits of coverage provided by any relevant insurance policies, and as allowed by law, each Party commits to defend and protect the other Party, including their directors, shareholders, affiliates, officers, agents, employees, and any authorized successors and assigns, from and against all claims, losses, damages, liabilities, penalties, punitive damages, costs, reasonable attorney fees, and expenses of any kind, which are caused by or result from any action or failure to act by the indemnifying party, or its directors, shareholders, affiliates, officers, agents, employees, and authorized successors and assigns, in relation to this Agreement. This obligation to indemnify shall continue even after the termination of this Agreement.

10. [Reserved].

11. Representations. Each party hereto represents that it is not a party to any existing agreement that will conflict with this Agreement and it has the full power, authority and ability to enter into this Agreement.

12. Notices. Any notice or other communication required or permitted to be given to either party hereunder shall be in writing and shall be given to such party at such party’s address set forth below or such other address as such party may hereafter specify by notice in writing to the other party. Any such notice or other communication shall be addressed as aforesaid and given by (a) e-mail, (b) hand delivery, or (c) reputable overnight courier. Any notice or other communication will be deemed to have been duly given (i) upon answer by email or otherwise, confirming the receipt, (ii) on the date of service if served personally or (iii) on the business day after delivery to an overnight courier service or by sending of an electronic communication, provided the notifying party specifies next day delivery and receipt of delivery has been confirmed:

If to the Client:

SMX (Security Matters) Public Limited Company

Mespil House, Sussex Road, Dublin 4 Ireland

Email: info@securitymattersltd.com

Attention: Haggai Alon

With a copy (which shall not be deemed service of process by itself, but without which service will not be deemed made) to: Doron Afik, Esq., Chief Legal, doron@afiklaw.com, 103 Hahashmonaim St., Tel Aviv, IsraelIf to Consultant:

IR Agency LLC

23 Downing Street, Newark NJ 07105 E-mail: [Raf@ir.agency]

13.Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

14. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party, which will not be delayed or withheld unreasonably. Any assignment without such consent, when required, shall have no legal validity; subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

15. Governing Law and Jurisdiction. The internal laws, without regard to conflicts of laws principles, of the State of Delaware shall govern all questions concerning the construction, validity, interpretation and performance of this Agreement. Each party voluntarily submits to the exclusive jurisdiction of the United States District Court, , in any action or proceeding with respect to this Agreement, but if such Court lacks subject matter jurisdiction then each party voluntarily submits to the exclusive jurisdiction of the courts sitting in the State of Delaware , having subject matter jurisdiction. Each party hereto waives, and agrees not to assert, any objection that it may have to the location of the aforesaid Delaware court in which an action or proceeding has been commenced in connection with this Agreement and further waives any right it may have to a trial by jury. The Client agrees that it may be served by registered mail with process at its address set forth herein in Section 11 above for the giving of notice, as from time to time changed on notice duly given.

16. Entire Agreement. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior proposals, understandings, agreements or representations by or between the parties, written or oral.

17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by any court of competent jurisdiction to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing through an amendment (“Amendment” of this Agreement and signed by the parties hereto.

19. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together shall constitute one and the same instrument. Any signature on this Agreement communicated by facsimile transmission shall be binding upon the party transmitting it. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties hereto have a duly executed and delivered this Agreement, effective as of the date set forth above.

IR Agency LLC

By:	/s/ Rafael Pereira
Print Name:	Rafael Pereira

SMX (Security Matters) Public Limited Company

By:	Haggai Alon
Print Name:	Haggai Alon
Position ceo:

Annex A: Scope of Service:

Funds will be allocated to the following, subject to change at any time by agreement of the Company:

1- Financial Websites (Google, Facebook, 3rd party proprietary sites) that currently have an audience interested in finding out about undervalued opportunities in the micro-cap space.

2- Analyst, Editor, Web Developer and Copywriter to develop marketing materials that will be delivered to interested leads that have opted in to received information

3- Creating a digital marketing (launch) campaign via email, SMS and Social channels introducing potential investors to Client (NASDAQ: SMX).

4- Internal databases of Consultant and paid to a third party who funds these databases, which include over 100,000 subscribers who have showed interest in finding out about micro-cap companies.

Annex B: Confidentiality

Covenants of Consultant

Consultant covenants for itself and its affiliates as follows:

●	Non-Disclosure. Client may disclose to Consultant, or Consultant may otherwise receive access to, Confidential Information (defined below).Consultant and its Representatives (defined below) shall use the Confidential Information solely in performance of the Services pursuant to this Agreement. and during the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, subject to next succeeding paragraph, shall not disclose or permit access to Confidential Information other than to its affiliates and its or their employees, attorneys and accountants (collectively, “Representatives”) who: (a) need access to such Confidential Information in connection with the provision of the Services; (b) are informed of its confidential nature; and (c) are bound by confidentiality obligations no less protective of the Confidential Information than the terms contained herein. Consultant shall safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its most sensitive information and no less than a commercially reasonable degree of care. Consultant shall promptly notify Client in writing of any unauthorized use or disclosure of Confidential Information and use its best efforts to prevent further use or disclosure. Consultant shall be responsible for any breach of this Agreement caused by its Representatives. The term “Confidential Information” means all non-public, proprietary, or confidential information of Client disclosed, including but not limited to any trade secrets, in oral, visual, written, electronic, or other tangible or intangible form, whether or not marked or designated as “confidential,” and all notes, analyses, summaries, and other materials prepared by Recipient or any of its Representatives that contain, are based on, or otherwise reflect, to any degree, any of the foregoing; provided, however, that Confidential Information does not include any information that: (a) is or becomes generally available to the public other than as a result of Consultant’s or its Representatives’ act or omission; (b) is obtained by Consultant or its Representatives on a non-confidential basis from a third party that was not legally or contractually restricted from disclosing such information; or (c) Consultant establishes by documentary evidence, was or is independently developed by Consultant or its Representatives without using any Confidential Information.

All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

If Consultant or any of its Representatives is required by a valid legal order to disclose any Confidential Information, Consultant shall, before such disclosure, notify Client of such requirements so that Client may seek a protective order or other remedy, and Consultant shall assist Client therewith. If Consultant remains legally compelled to make such disclosure, it shall: (a) only disclose that portion of the Confidential Information that, in the opinion of its legal counsel, Consultant is required to disclose; (b) cooperate with Client to prevent or limit such disclosure, and (c) use reasonable efforts to ensure that such Confidential Information is afforded confidential treatment.

Consultant acknowledges and agrees that any breach of this Agreement will cause irreparable harm and injury to Client for which money damages would be an inadequate remedy and that, in addition to remedies at law, Client is entitled to equitable relief as a remedy for any such breach. Consultant waives any claim or defense that Client has an adequate remedy at law in any such proceeding.

●	Non-Solicitation of Customers. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, none of Consultant nor its affiliates and agents shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person or entity that was a client or customer of Client, to seek or obtain veterinary services from any provider of veterinary services other than Client.

●	Non-Solicitation of Vendors. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, none of Consultant nor its affiliates and agents shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person or entity that was a vendor or service provider of Client, to modify, delay, terminate, or otherwise alter any existing vendor or service provider relationship with Client.

●	Non-disparagement. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, that the Consultant and its affiliates and agents will not make, publish, or communicate to any person or entity or in any public forum any maliciously false, defamatory or disparaging remarks, comments, or statements concerning Client or any of Client’s products or services, or any of its employees, directors or officers.

●	Trading restrictions. During the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, Consultant and its affiliates and agents will not (i) acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any debt or equity security of Client or any of its subsidiaries, or rights or options to acquire interests in any of Client’s debt or equity securities; (ii) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt or equity securities of Client or any securities convertible into or exercisable or exchangeable for shares of capital stock of Client; or (iii) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of any debt or equity security or any stock pledge, forward sales contract, option, put, call, swap or similar hedging transaction with respect to any securities of the Client.

Representations and Warranties of Consultant Consultant represents and warrants:

●	It is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of New Jersey;

●	Consultant has the requisite personal and legal authority and legal capacity to enter into this Agreement and perform the Services hereunder;

●	there exist no impediments or restraints, contractual or otherwise on the Consultant’s power, right or ability to enter into this Agreement and to perform its duties and obligations as provided for under this Agreement;

●	the performance of the Consultant’s obligations as provided for under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, nondisclosure, non-competition, non-solicitation or exclusive employment to which the Consultant is or was subject;

●	this Agreement has been executed, and delivered by Consultant and constitutes the legal, valid, and binding obligation of Consultant, enforceable against Consultant in accordance with its terms[, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity;

●	the execution, delivery, and performance of this Agreement by Consultant will not violate, conflict with, require consent under or result in any breach or default under any material applicable law;

●	the Consultant has the resources, skill, experience, and qualifications to perform all of the Services under this Agreement in a professional and workmanlike manner, in accordance with generally recognized industry standards for similar services, and will perform the Services in a professional and workmanlike manner customary in the industry;

●	the Consultant will perform the Services in compliance with the terms and conditions of this Agreement and all applicable laws, ordinances and regulations;

●	the Consultant has not been

subject to any disciplinary actions by any applicable financial accrediting bodies including Nasdaq, the Securities and Exchange Commission, Financial Industry Regulatory Authority, and related, or other similar entities, nor been subject to any other restrictions or sanctions related to allegations of professional misconduct;

convicted, within ten (10) years of the date hereof, of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of any false filing with the SEC; or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities (each of the foregoing, a “Prohibited Act”);

subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years of the date hereof, that, on the date hereof, restrains or enjoins you from engaging or continuing to engage in any conduct or practice in connection with a Prohibited Act;

suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization, registered national securities exchange or registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

subject to a United States Postal Service false representation order entered within five (5) years of the date hereof, or are you, on the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations; and

the Consultant does not have any other conflict of interest which might interfere with Consultant’s independent judgment or objectivity in the performance of Services hereunder.

Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is dated this 15 day of February, 2024

CLIENT	CONSULTANT

SMX (security matters) Public Limited Company Mespil House, Sussex Road, Dublin 4, Ireland (the “Client”)	1341587 B.C. LTD. 305-820 6th Ave, New West, BC, V3M5V4, Canada (the “Consultant”)

BACKGROUND

A.	Based on representations of Consultant, the Client is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide consulting services to the Client.

B.	The Consultant is agreeable to providing such consulting services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the “Party” and collectively the “Parties” to this Agreement) agree as follows:

SERVICES PROVIDED

1.	The Client hereby agrees to engage the Consultant to provide the Client with the following consulting services (the “Services”) and report to Company on weekly basis of its performance, for the whole duration of this Agreement:

●	Social Media optimization - a strategic approach to boost online visibility and engagement. It involves optimizing profiles with consistent branding, creating shareable content, integrating relevant keywords, and actively engaging with the audience.;

●	Drawing on extensive experience in fashion modelling and apparel design, my R&D methods are for actively exploring new applications of SMX Technology. To discover innovative ways to integrate this technology into the fashion industry more effectively.; and

●	Introductions to prospective clients to continue to create additional streams of revenue.

2.	The Services will also include any other consulting tasks which the Parties may agree on. The Consultant hereby agrees to provide such Services to the Client.

Consulting Agreement	Page 2 of 6

TERM OF AGREEMENT

3.	The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force and effect until August 15, 2024. The Term may be extended with the written consent of the Parties.

PERFORMANCE

4.	The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

CURRENCY

5.	Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in CAD (Canadian Dollars).

COMPENSATION

6.	The Consultant will charge the Client a flat fee of $150,000.00 for the Services (the “Compensation”) for the whole 6 months period

7.	The Consultant will invoice the Client as follows:

●	The payment for the entire duration of the agreement is to be paid upfront and due immediately upon signing of agreement. ..This payment is non-refundable.

8.	Invoices submitted by the Consultant to the Client are due upon receipt.

9.	The Consultant will not be reimbursed for any expenses incurred in connection with providing the Services of this Agreement.

CONFIDENTIALITY

10.	Confidential information (the “Confidential Information”) refers to any data or information relating to the business of the Client which would reasonably be considered to be proprietary to the Client including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of the Client and where the release of that Confidential Information could reasonably be expected to cause harm to the Client.

11.	The Consultant agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which the Consultant has obtained, except as authorized by the Client or as required by law. The obligations of confidentiality will apply during the Term and will end on the termination of this Agreement except in the case of any Confidential Information which is a trade secret in which case those obligations will last indefinitely.

12.	All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

Consulting Agreement	Page 3 of 6

13.	Trading restrictions. During the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, Consultant and its affiliates and agents will not (i) acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any debt or equity security of Client or any of its subsidiaries, or rights or options to acquire interests in any of Client’s debt or equity securities; (ii) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt or equity securities of Client or any securities convertible into or exercisable or exchangeable for shares of capital stock of Client; or (iii) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the US Exchange Act) of any debt or equity security or any stock pledge, forward sales contract, option, put, call, swap or similar hedging transaction with respect to any securities of the Client.

OWNERSHIP OF INTELLECTUAL PROPERTY

14.	All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the “Intellectual Property”) that is developed or produced under this Agreement, will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner.

15.	The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

RETURN OF PROPERTY

16.	Upon the expiry or termination of this Agreement, the Consultant will return to the Client any property, documentation, records, or Confidential Information which is the property of the Client.

CAPACITY/INDEPENDENT CONTRACTOR

17.	In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

RIGHT OF SUBSTITUTION

18.	Except as otherwise provided in this Agreement, the Consultant may, at the Consultant’s absolute discretion, engage a third party sub-contractor preapproved by Company to perform some or all of the obligations of the Consultant under this Agreement.

19.	In the event that the Consultant hires a sub-contractor all obligations of Consultant shall remain the same (as of the sub-contractor is part of Consultant), Consultant will be fully liable for any action or omission of sub-contractor; and

●	the Consultant will pay the sub-contractor for its services and the Compensation will remain payable by the Client to the Consultant.

Consulting Agreement	Page 4 of 6

AUTONOMY

20.	Except as otherwise provided in this Agreement, the Consultant will have full control over working time, methods, and decision making in relation to provision of the Services in accordance with the Agreement. The Consultant will work autonomously and not at the direction of the Client. However, the Consultant will be responsive to the reasonable needs and concerns of the Client.

EQUIPMENT

21.	Except as otherwise provided in this Agreement, the Consultant will provide at the Consultant’s own expense, any and all equipment, software, materials and any other supplies necessary to deliver the Services in accordance with the Agreement.

NO EXCLUSIVITY

22.	The Parties acknowledge that this Agreement is non-exclusive and that either Party will be free, during and after the Term, to engage or contract with third parties for the provision of services similar to the Services.

NOTICE

23.	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses:

●	SMX (security matters) Public Limited Company
Mespil House, Sussex Road, Dublin 4, Ireland
Attention: Haggai Alon
With a copy (which shall not be deemed service of process by itself, but without which service will not be deemed made) to: Doron Afik, Esq., Chief Legal, doron@afiklaw.com, 103 Hahashmonaim St., Tel Aviv, Israel

●	1341587 B.C. LTD.
305-820 6th Ave, New West, BC, V3M5V4, Canada

or to such other address as either Party may from time to time notify the other.

INDEMNIFICATION

24.	Except to the extent paid in settlement from any applicable insurance policies, and to the extent permitted by applicable law, each Party agrees to indemnify and hold harmless the other Party, and its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which result from or arise out of any act or omission of the indemnifying party, its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with this Agreement. This indemnification will survive the termination of this Agreement.

MODIFICATION OF AGREEMENT

25.	Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Consulting Agreement	Page 5 of 6

TIME OF THE ESSENCE

26.	Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

ASSIGNMENT

27.	The Consultant will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

ENTIRE AGREEMENT

28.	It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

INUREMENT

29.	This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators and permitted successors and assigns.

TITLES/HEADINGS

30.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

GENDER

31.	Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

GOVERNING LAW

32.	This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

SEVERABILITY

33.	In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

WAIVER

34.	The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

Consulting Agreement	Page 6 of 6

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this ______day of        ,          .

SMX (security matters) Public Limited Company
Per: haggai alon

/s/ Haggai Alon
(Seal) Officer’s Name:

1341587 B.C. LTD.
Per: /s/ Franka Zunic (Seal)
Officer’s Name: Franka Zunic

Exhibit 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is dated this 1st day of February, 2024

CLIENT	CONSULTANT
SMX (Security Matters) Public Limited Company Mespil House, Sussex Road, Dublin 4 Ireland (the “Client”)	1173727 B.C. Ltd. 10511 Palmberg Road, Richmond, BC, V6W1C5 (the “Consultant”)

BACKGROUND

A.	Consultant represented that it has the necessary qualifications, experience and abilities to provide consulting services to the Client.

B.	The Consultant is wishes to provide such consulting services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the “Party” and collectively the “Parties” to this Agreement) agree as follows:

SERVICES PROVIDED

1.	The Client hereby agrees to engage the Consultant to provide the Client with the following consulting services (the “Services”) and Consultant will report to Client on monthly basis of its performance, for the whole duration of this Agreement:

●	Management of select contractors hired by the Client;

●	Development and implementation of a customized business development and corporate communications roadmap tailored to Client’s specific needs, including management of road shows, corporate events, and introductory services on an individualized basis.;

●	Identifying unique revenue streams specifically for Client; and

●	Introducing and thoroughly vetting potential acquisition targets, ensuring a strategic approach to Client’s growth objectives.

2.	The Services may also include any other consulting tasks which the Parties may agree in writing. The Consultant hereby agrees to provide such Services to the Client.

TERM OF AGREEMENT

3.	The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force and effect for six (6) months from the date of this Agreement. The Term may be extended with the written consent of the Parties.

PERFORMANCE

4.	The Consultant acknowledges, agrees and covenants to Client the covenants set forth in Annex A hereto. The Consultant represents and warrants to Client the representations and warranties set forth in Annex B hereto.

CURRENCY

5.	Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (United States Dollars).

COMPENSATION

6.	The Consultant will charge the Client a flat fee of USD$300,000.00 for the Services for the whole 6 months period which includes all services and any expenses. This payment is non-refundable

7.	The Consultant will invoice the Client as follows:

8.	The payment for the entire Term of the Agreement is to be paid upfront and promptly following execution and delivery of the Agreement.Invoices submitted by the Consultant to the Client are due uponreceipt.

9.	The Consultant will not be reimbursed for any expenses incurred in connection with providing the Services of this Agreement.

CONFIDENTIALITY

10.	Consultant covenants and agrees to the non-disclosure provisions set forth in Annex A hereto.

OWNERSHIP OF INTELLECTUAL PROPERTY

11.	All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the “Intellectual Property”) that is developed or produced under this Agreement, will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner.

12.	The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

RETURN OF PROPERTY

13.	Upon the expiry or termination of this Agreement, the Consultant will return to the Client any property, documentation, records, or Confidential Information which is the property of the Client.

CAPACITY/INDEPENDENT CONTRACTOR

14.	In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

AUTONOMY

15.	Except as otherwise provided in this Agreement, the Consultant will have full control over working time and methods in relation to provision of the Services in accordance with the Agreement. The Consultant will work autonomously and not at the direction of the Client. However, the Consultant will be responsive to the reasonable needs and concerns of the Client.

EQUIPMENT

16.	Except as otherwise provided in this Agreement, the Consultant will provide at the Consultant’s own expense, any and all equipment, software, materials and any other supplies necessary to deliver the Services in accordance with the Agreement.

NO EXCLUSIVITY

17.	The Parties acknowledge that this Agreement is non-exclusive and that either Party will be free, during and after the Term, to engage or contract with third parties for the provision of services similar to the Services.

NOTICE

18.	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses:

SMX (Security Matters) Public Limited Company

Mespil House, Sussex Road, Dublin 4 Ireland

Email: info@securitymattersltd.com

Attention: Haggai Alon

With a copy (which shall not be deemed service of process by itself, but without which service will not be deemed made) to: Doron Afik, Esq., Chief Legal, doron@afiklaw.com, 103 Hahashmonaim St., Tel Aviv, Israel

Connor Yuen

10511 Palmberg Road, Richmond, BC, V6W1C5

Email: connoryuen@conquestvc.com

or to such other address as either Party may from time to time notify the other.

MODIFICATION OF AGREEMENT

19.	Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

ASSIGNMENT

20.	The Consultant will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

ENTIRE AGREEMENT

21.	It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

INUREMENT

22.	This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators and permitted successors and assigns.

TITLES/HEADINGS

23.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

GENDER

24.	Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

INDEMNIFICATION

25.	Subject to the limitations of any relevant insurance settlements and as allowed by applicable law, each Party commits to defend, indemnify, and exonerate the other Party, along with its directors, shareholders, affiliates, officers, agents, employees, and any authorized successors and assigns, from and against all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable attorneys’ fees, and costs of any kind, resulting from or related to any action or inaction by the indemnifying party or its directors, shareholders, affiliates, officers, agents, employees, and authorized successors and assigns in relation to this Agreement. This indemnification obligation shall continue even after the termination of this Agreement.

GOVERNING LAW

26.	The internal laws, without regard to conflicts of laws principles, of the Province of British Columbia shall govern all questions concerning the construction, validity, interpretation and performance of this Agreement. Each party voluntarily submits to the exclusive jurisdiction of the provincial and federal courts sitting in the province of British Columbia, in any action or proceeding with respect to this Agreement.

SEVERABILITY

27.	In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

WAIVER

28.	The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

[Signature page follows]

IN WITNESS WHEREOF the Parties have duly executed and delivered this Agreement, effective as of the date set forth above.

SMX (Security Matters) Public Limited Company

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:

1173727 B.C. Ltd.

By:	/s/Connor Yuen
Name:	Connor Yuen
Title:	Director

Annex A

Covenants of Consultant

Consultant covenants for itself and its affiliates as follows:

(a)	Non-Disclosure. Client may disclose to Consultant, or Consultant may otherwise receive access to, Confidential Information (defined below). Consultant and its Representatives (defined below) shall use the Confidential Information solely in performance of the Services pursuant to this Agreement and, during the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, subject to next succeeding paragraph, shall not disclose or permit access to Confidential Information other than to its affiliates and its or their employees, attorneys and accountants (collectively, “Representatives”) who: (a) need access to such Confidential Information in connection with the provision of the Services; (b) are informed of its confidential nature; and (c) are bound by confidentiality obligations no less protective of the Confidential Information than the terms contained herein. Consultant shall safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its most sensitive information and no less than a commercially reasonable degree of care. Consultant shall promptly notify Client in writing of any unauthorized use or disclosure of Confidential Information and use its best efforts to prevent further use or disclosure. Consultant shall be responsible for any breach of this Agreement caused by its Representatives. The term “Confidential Information” means all non-public, proprietary, or confidential information of Client disclosed, including but not limited to any trade secrets, in oral, visual, written, electronic, or other tangible or intangible form, whether or not marked or designated as “confidential,” and all notes, analyses, summaries, and other materials prepared by Recipient or any of its Representatives that contain, are based on, or otherwise reflect, to any degree, any of the foregoing; provided, however, that Confidential Information does not include any information that: (a) is or becomes generally available to the public other than as a result of Consultant’s or its Representatives’ act or omission; (b) is obtained by Consultant or its Representatives on a non-confidential basis from a third party that was not legally or contractually restricted from disclosing such information; or (c) Consultant establishes by documentary evidence, was or is independently developed by Consultant or its Representatives without using any Confidential Information.

All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

If Consultant or any of its Representatives is required by a valid legal order to disclose any Confidential Information, Consultant shall, before such disclosure, notify Client of such requirements so that Client may seek a protective order or other remedy, and Consultant shall assist Client therewith. If Consultant remains legally compelled to make such disclosure, it shall: (a) only disclose that portion of the Confidential Information that, in the opinion of its legal counsel, Consultant is required to disclose; (b) cooperate with Client to prevent or limit such disclosure, and (c) use reasonable efforts to ensure that such Confidential Information is afforded confidential treatment.

Consultant acknowledges and agrees that any breach of this Agreement will cause irreparable harm and injury to Client for which money damages would be an inadequate remedy and that, in addition to remedies at law, Client is entitled to equitable relief as a remedy for any such breach. Consultant waives any claim or defense that Client has an adequate remedy at law in any such proceeding.

(b)	Non-Solicitation of Customers. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, none of Consultant nor its affiliates and agents shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person or entity that was a client or customer of Client, to seek or obtain veterinary services from any provider of veterinary services other than Client.

(c)	Non-Solicitation of Vendors. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, none of Consultant nor its affiliates and agents shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person or entity that was a vendor or service provider of Client, to modify, delay, terminate, or otherwise alter any existing vendor or service provider relationship with Client.

(d)	Non-disparagement. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, that the Consultant and its affiliates and agents will not make, publish, or communicate to any person or entity or in any public forum any maliciously false, defamatory or disparaging remarks, comments, or statements concerning Client or any of Client’s products or services, or any of its employees, directors or officers.

(e)	Trading restrictions. During the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, Consultant and its affiliates and agents will not (i) acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any debt or equity security of Client or any of its subsidiaries, or rights or options to acquire interests in any of Client’s debt or equity securities; (ii) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt or equity securities of Client or any securities convertible into or exercisable or exchangeable for shares of capital stock of Client; or (iii) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of any debt or equity security or any stock pledge, forward sales contract, option, put, call, swap or similar hedging transaction with respect to any securities of the Client.

Annex B

Representations and Warranties of Consultant

Consultant represents and warrants:

(a)	Consultant is a natural person resident of Richmond, British Columbia, Canada;

(b)	Consultant has the requisite personal and legal authority and legal capacity to enter into this Agreement and perform the Services hereunder;

(c)	there exist no impediments or restraints, contractual or otherwise on the Consultant’s power, right or ability to enter into this Agreement and to perform its duties and obligations as provided for under this Agreement;

(d)	the performance of the Consultant’s obligations as provided for under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, nondisclosure, non-competition, non-solicitation or exclusive employment to which the Consultant is or was subject;

(e)	this Agreement has been executed, and delivered by Consultant and constitutes the legal, valid, and binding obligation of Consultant, enforceable against Consultant in accordance with its terms[, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity;

(f)	the execution, delivery, and performance of this Agreement by Consultant will not violate, conflict with, require consent under or result in any breach or default under any material applicable law;

(g)	the Consultant has the resources, skill, experience, and qualifications to perform all of the Services under this Agreement in a professional and workmanlike manner, in accordance with generally recognized industry standards for similar services, and will perform the Services in a professional and workmanlike manner customary in the industry;

(h)	the Consultant will perform the Services in compliance with the terms and conditions of this Agreement and all applicable laws, ordinances and regulations;

(i)	the Consultant has not been

i.	subject to any disciplinary actions by any applicable financial accrediting bodies including Nasdaq, the Securities and Exchange Commission, Financial Industry Regulatory Authority, and related, or other similar entities, nor been subject to any other restrictions or sanctions related to allegations of professional misconduct;

ii.	convicted, within ten (10) years of the date hereof, of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of any false filing with the SEC; or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities (each of the foregoing, a “Prohibited Act”);

iii.	subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years of the date hereof, that, on the date hereof, restrains or enjoins you from engaging or continuing to engage in any conduct or practice in connection with a Prohibited Act;

iv.	suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization, registered national securities exchange or registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

v.	subject to a United States Postal Service false representation order entered within five (5) years of the date hereof, or are you, on the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations; and

(j)	the Consultant does not have any other conflict of interest which might interfere with Consultant’s independent judgment or objectivity in the performance of Services hereunder.

Exhibit 10.4

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is dated this 15th DAY OF FEBRUARY 2024

CLIENT	CONSULTANT
SMX (Security Matters) Public Limited Company Mespil House, Sussex Road, Dublin 4, Ireland	1434646 B.C. LTD. 10331 Seaham Crescent, Richmond, BC, V7A 3Y4

1. Engagement of Services

a. The Company hereby engages 1434646 B.C. LTD. to provide comprehensive sales and marketing consulting services as described herein.

b. The Consultant agrees to dedicate its professional skills, expertise, and knowledge to perform the services required under this Agreement.

2. Scope of Services:

a. The Consultant shall undertake the following responsibilities and report to Company on weekly basis of its performance, for the whole duration of this Agreement:

i.	Identifying new sales channels and market opportunities for the Company’s products/services.

ii.	Developing and implementing effective marketing strategies to maximize brand visibility and customer engagement.

iii.	Analyzing market trends, consumer behavior, and competitor activities to inform strategic decision-making.

iv.	Conducting market research and customer surveys to gather valuable insights for product/service enhancement.

v.	Collaborating with the Company’s internal teams to optimize sales processes and improve overall performance.

b. The Consultant shall provide regular progress updates, performance reports, and strategic recommendations to the Company’s management team.

3. Term of Agreement:

a. This Agreement shall commence on February 14 2024 and shall continue for a duration of 6 months, unless terminated earlier in accordance with the terms outlined herein.

b. Either party may terminate this Agreement upon mutual written agreement or at the discretion of the Consultant.

4. Compensation:

a. In consideration for the services rendered by the Consultant, the Company agrees to pay the Consultant a fixed monthly fee of $150,000 USD for the whole 6 months period (payment is non-refundable regardless, if terminated earlier), which includes all services and any expenses. The payment for the entire Term of the Agreement is to be paid upfront and is nonrefundable.

b. Payments shall be made upon signing of this agreement.

c. The Consultant shall submit detailed invoices outlining the services provided.

5. Termination:

a. Either party may terminate this Agreement upon mutual written agreement or at the discretion of the Consultant.

b. In the event of termination, the terminating party shall provide written notice to the other party specifying the effective date of termination.

6. Confidentiality:

a. The Consultant agrees to maintain the confidentiality of all proprietary information, trade secrets, and confidential data disclosed by the Company during the term of this Agreement.

b. The Consultant shall not disclose any confidential information to third parties without the prior written consent of the Company.

c. Trading restrictions. During the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, Consultant and its affiliates and agents will not (i) acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any debt or equity security of Client or any of its subsidiaries, or rights or options to acquire interests in any of Client’s debt or equity securities; (ii) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt or equity securities of Client or any securities convertible into or exercisable or exchangeable for shares of capital stock of Client; or (iii) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the US Exchange Act) of any debt or equity security or any stock pledge, forward sales contract, option, put, call, swap or similar hedging transaction with respect to any securities of the Client.

d. All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the “Intellectual Property”) that is developed or produced under this Agreement, will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner.

The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

7. Indemnification:

a. Subject to applicable law and except for amounts paid under relevant insurance policies, each Party commits to indemnify and defend the other Party, along with its directors, shareholders, affiliates, officers, agents, employees, and their lawful successors and assigns, from and against any claims, losses, damages, liabilities, fines, punitive damages, expenses, and reasonable attorney fees and costs, arising from any action or failure to act by the indemnifying party or its directors, shareholders, affiliates, officers, agents, employees, and lawful successors and assigns related to this Agreement. This indemnity obligation shall continue even after the termination of this Agreement.

8. Independent Contractor:

a. The Consultant acknowledges and agrees that it is an independent contractor and not an employee, partner, or agent of the Company.

b. The Consultant shall be solely responsible for its own taxes, insurance, and other statutory obligations arising from the performance of services under this Agreement.

9. Governing Law:

a. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

b. Any disputes arising under or related to this Agreement shall be subject to the exclusive jurisdiction of the courts of Vancouver, British Columbia, Canada.

● All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses:

SMX (Security Matters) Public Limited Company

Mespil House, Sussex Road, Dublin 4 Ireland

Email: info@securitymattersltd.com

Attention: Haggai Alon

With a copy (which shall not be deemed service of process by itself, but without which service will not be deemed made) to:

Doron Afik, Esq., Chief Legal, doron@afiklaw.com, 103 Hahashmonaim St., Tel Aviv, Israel

10. Entire Agreement:

a. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements, and understandings, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SMX (Security Matters) Public Limited Company

By:	/s/ Haggai Alon	Date:_________________

1434646 B.C. LTD.

By:	/s/ Chris Thomas	Date: 02/20/2024

Exhibit 10.5

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is dated this 15th day of February, 2024

CLIENT

SMX (Security Matters) Public Limited Company

Mespil House, Sussex Road, Dublin 4

Ireland

(the “Client”)

CONSULTANT

1396974 BC Ltd.

113-8020 Ryan Road Richmond BC

V7A2E5

(the “Consultant”)

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the “Party” and collectively the “Parties” to this Agreement) agree as follows:

Services Provided

The Client hereby agrees to engage the Consultant to provide the Client with the following consulting services (the “Services”) and report to Company on weekly basis of its performance, for the whole duration of this Agreement :

●	Brand strategy consultation, including brand positioning analysis, brand identity development, brand messaging, communication strategy and competitive analysis.

●	Creative direction consultation such as creative concept development, visual identity, design direction, content strategy, user experience (UX) and customer journey optimization

●	Strategic partnerships like Identifying and evaluating potential partners, joint ventures, and collaborative campaign planning.

●	Digital marketing services such as Search Engine Optimization (SEO) analysis and strategy, website design and development, Pay-Per-Click (PPC) advertising management, content marketing strategy, and conversion rate optimization (CRO).

●	The Services may also include any other consulting tasks which the Parties may agree in writing. The Consultant hereby agrees to provide such Services to the Client.

Terms of Agreement

●	The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force and effect for six (6) months from the date of this Agreement. The Term may be extended with the written consent of the Parties.

Performance

●	The Consultant acknowledges, agrees and covenants to Client the covenants set forth in Annex A hereto. The Consultant represents and warrants to Client the representations and warranties set forth in Annex B hereto.

Currency

●	Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (United States Dollars).

COMPENSATION

●	The Consultant will charge the Client a flat fee of USD$150,000.00 for the Services for the whole 6 months period, which includes all services and any expenses.

●	The Consultant will invoice the Client as follows:

○	The payment for the entireTerm of the Agreement is to be paid upfront and promptly following execution and delivery of the Agreement;The Payment is non-refundable.

●	Invoices submitted by the Consultant to the Client are due upon receipt.

●	The Consultant will not be reimbursed for any expenses incurred in connection with providing the Services of this Agreement and all expenses of consultant (including any payment to third parties) are included in the compensation described herein.

CONFIDENTIALITY

●	Consultant covenants and agrees to the non-disclosure provisions set forth in Annex A hereto

OWNERSHIP OF INTELLECTUAL PROPERTY

●	All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the “Intellectual Property”) that is developed or produced under this Agreement, will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner.

●	The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

RETURN OF PROPERTY

●	Upon the expiry or termination of this Agreement, the Consultant will return to the Client any property, documentation, records, or Confidential Information which is the property of the Client.

CAPACITY/INDEPENDENT CONTRACTOR

●	In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

AUTONOMY

●	Except as otherwise provided in this Agreement, the Consultant will have full control over working time and methods in relation to provision of the Services in accordance with the Agreement. The Consultant will work autonomously and not at the direction of the Client. However, the Consultant will be responsive to the reasonable needs and concerns of the Client.

EQUIPMENT

●	Except as otherwise provided in this Agreement, the Consultant will provide at the Consultant’s own expense, any and all equipment, software, materials and any other supplies necessary to deliver the Services in accordance with the Agreement.

NO EXCLUSIVITY

●	The Parties acknowledge that this Agreement is non-exclusive and that either Party will be free, during and after the Term, to engage or contract with third parties for the provision of services similar to the Services.

NOTICE

●	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses:

SMX (Security Matters) Public Limited Company

Mespil House, Sussex Road, Dublin 4 Ireland

Email: info@securitymattersltd.com

Attention: Haggai Alon

With a copy (which shall not be deemed service of process by itself, but without which service will not be deemed made) to: Doron Afik, Esq., Chief Legal, doron@afiklaw.com, 103 Hahashmonaim St., Tel Aviv, Israel

1396974 BC Ltd.

113-8020 Ryan Road Richmond BC V7A2E5

Email: alsonniu@gmail.com

or to such other address as either Party may from time to time notify the other.

MODIFICATION OF AGREEMENT

●	Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

ASSIGNMENT

●	The Consultant will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

ENTIRE AGREEMENT

●	It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

INUREMENT

●	This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators and permitted successors and assigns.

TITLES/HEADINGS

●	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

INDEMNIFICATION

●	Subject to the limits of coverage provided by any relevant insurance policies, and as allowed by law, each Party commits to defend and protect the other Party, including their directors, shareholders, affiliates, officers, agents, employees, and any authorized successors and assigns, from and against all claims, losses, damages, liabilities, penalties, punitive damages, costs, reasonable attorney fees, and expenses of any kind, which are caused by or result from any action or failure to act by the indemnifying party, or its directors, shareholders, affiliates, officers, agents, employees, and authorized successors and assigns, in relation to this Agreement. This obligation to indemnify shall continue even after the termination of this Agreement.

GENDER

●	Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

GOVERNING LAW

●	The internal laws, without regard to conflicts of laws principles, of the State of New York shall govern all questions concerning the construction, validity, interpretation and performance of this Agreement. Each party voluntarily submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, New York County, in any action or proceeding with respect to this Agreement, but if such Court lacks subject matter jurisdiction then each party voluntarily submits to the exclusive jurisdiction of the courts sitting in the City and State of New York, New York County, having subject matter jurisdiction. Each party hereto waives, and agrees not to assert, any objection that it may have to the location of the aforesaid New York court in which an action or proceeding has been commenced in connection with this Agreement and FURTHER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

SEVERABILITY

●	In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

WAIVER

●	The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

[Signature page follows]

IN WITNESS WHEREOF the Parties have duly executed and delivered this Agreement, effective as of the date set forth above.

[SMX (Security Matters) Public Limited Company]

/s/ Haggai Alon

[1396974 BC Ltd.]

/s/ Alson Niu

Annex A

Covenants of Consultant

Consultant covenants for itself and its affiliates as follows:

●	Non-Disclosure. Client may disclose to Consultant, or Consultant may otherwise receive access to, Confidential Information (defined below).Consultant and its Representatives (defined below) shall use the Confidential Information solely in performance of the Services pursuant to this Agreement. and during the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, subject to next succeeding paragraph, shall not disclose or permit access to Confidential Information other than to its affiliates and its or their employees, attorneys and accountants (collectively, “Representatives”) who: (a) need access to such Confidential Information in connection with the provision of the Services; (b) are informed of its confidential nature; and (c) are bound by confidentiality obligations no less protective of the Confidential Information than the terms contained herein. Consultant shall safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its most sensitive information and no less than a commercially reasonable degree of care. Consultant shall promptly notify Client in writing of any unauthorized use or disclosure of Confidential Information and use its best efforts to prevent further use or disclosure. Consultant shall be responsible for any breach of this Agreement caused by its Representatives. The term “Confidential Information” means all non-public, proprietary, or confidential information of Client disclosed, including but not limited to any trade secrets, in oral, visual, written, electronic, or other tangible or intangible form, whether or not marked or designated as “confidential,” and all notes, analyses, summaries, and other materials prepared by Recipient or any of its Representatives that contain, are based on, or otherwise reflect, to any degree, any of the foregoing; provided, however, that Confidential Information does not include any information that: (a) is or becomes generally available to the public other than as a result of Consultant’s or its Representatives’ act or omission; (b) is obtained by Consultant or its Representatives on a non-confidential basis from a third party that was not legally or contractually restricted from disclosing such information; or (c) Consultant establishes by documentary evidence, was or is independently developed by Consultant or its Representatives without using any Confidential Information.

All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

If Consultant or any of its Representatives is required by a valid legal order to disclose any Confidential Information, Consultant shall, before such disclosure, notify Client of such requirements so that Client may seek a protective order or other remedy, and Consultant shall assist Client therewith. If Consultant remains legally compelled to make such disclosure, it shall: (a) only disclose that portion of the Confidential Information that, in the opinion of its legal counsel, Consultant is required to disclose; (b) cooperate with Client to prevent or limit such disclosure, and (c) use reasonable efforts to ensure that such Confidential Information is afforded confidential treatment.

Consultant acknowledges and agrees that any breach of this Agreement will cause irreparable harm and injury to Client for which money damages would be an inadequate remedy and that, in addition to remedies at law, Client is entitled to equitable relief as a remedy for any such breach. Consultant waives any claim or defense that Client has an adequate remedy at law in any such proceeding.

●	Non-Solicitation of Customers. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, none of Consultant nor its affiliates and agents shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person or entity that was a client or customer of Client, to seek or obtain veterinary services from any provider of veterinary services other than Client.

●	Non-Solicitation of Vendors. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, none of Consultant nor its affiliates and agents shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any person or entity that was a vendor or service provider of Client, to modify, delay, terminate, or otherwise alter any existing vendor or service provider relationship with Client.

●	Non-disparagement. Consultant agrees with Client that during the Term of this Agreement and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, that the Consultant and its affiliates and agents will not make, publish, or communicate to any person or entity or in any public forum any maliciously false, defamatory or disparaging remarks, comments, or statements concerning Client or any of Client’s products or services, or any of its employees, directors or officers.

●	Trading restrictions. During the Term of this Agreement, and for a period of one (1) year thereafter, regardless of how this Agreement is terminated, Consultant and its affiliates and agents will not (i) acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any debt or equity security of Client or any of its subsidiaries, or rights or options to acquire interests in any of Client’s debt or equity securities; (ii) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt or equity securities of Client or any securities convertible into or exercisable or exchangeable for shares of capital stock of Client; or (iii) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of any debt or equity security or any stock pledge, forward sales contract, option, put, call, swap or similar hedging transaction with respect to any securities of the Client.

Annex B

Representations and Warranties of Consultant

Consultant represents and warrants:

●	Consultant is a natural person resident of Richmond, British Columbia, Canada;

●	Consultant has the requisite personal and legal authority and legal capacity to enter into this Agreement and perform the Services hereunder;

●	there exist no impediments or restraints, contractual or otherwise on the Consultant’s power, right or ability to enter into this Agreement and to perform its duties and obligations as provided for under this Agreement;

●	the performance of the Consultant’s obligations as provided for under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, nondisclosure, non-competition, non-solicitation or exclusive employment to which the Consultant is or was subject;

●	this Agreement has been executed, and delivered by Consultant and constitutes the legal, valid, and binding obligation of Consultant, enforceable against Consultant in accordance with its terms[, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity;

●	the execution, delivery, and performance of this Agreement by Consultant will not violate, conflict with, require consent under or result in any breach or default under any material applicable law;

●	the Consultant has the resources, skill, experience, and qualifications to perform all of the Services under this Agreement in a professional and workmanlike manner, in accordance with generally recognized industry standards for similar services, and will perform the Services in a professional and workmanlike manner customary in the industry;

●	the Consultant will perform the Services in compliance with the terms and conditions of this Agreement and all applicable laws, ordinances and regulations;

●	the Consultant has not been

subject to any disciplinary actions by any applicable financial accrediting bodies including Nasdaq, the Securities and Exchange Commission, Financial Industry Regulatory Authority, and related, or other similar entities, nor been subject to any other restrictions or sanctions related to allegations of professional misconduct;

convicted, within ten (10) years of the date hereof, of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of any false filing with the SEC; or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities (each of the foregoing, a “Prohibited Act”);

subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years of the date hereof, that, on the date hereof, restrains or enjoins you from engaging or continuing to engage in any conduct or practice in connection with a Prohibited Act;

suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization, registered national securities exchange or registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

subject to a United States Postal Service false representation order entered within five (5) years of the date hereof, or are you, on the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations; and

the Consultant does not have any other conflict of interest which might interfere with Consultant’s independent judgment or objectivity in the performance of Services hereunder.